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                                 EXHIBIT d.(ii)

                         INVESTMENT MANAGEMENT AGREEMENT

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                         INVESTMENT MANAGEMENT AGREEMENT

        This Agreement is made by and between HL Investment Advisors, LLC, a Connecticut limited liability company ("HL Advisors"), and Hartford HLS Series Fund II, Inc., a Maryland corporation (the "Company") whereby HL Advisors will act as investment manager to each series of the Company as listed on Attachment A (each a "Portfolio" and together the "Portfolios") and any future series as agreed to between HL Advisors and the Company.

        WHEREAS, the Company and HL Advisors wish to enter into an agreement setting forth the services to be performed by HL Advisors for each Portfolio of the Company and the terms and conditions under which such services will be performed.

        NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree as follows:

    1.  General Provision.

        The Company hereby employs HL Advisors and HL Advisors hereby undertakes to act as the investment manager of the Company and to each Portfolio and to perform for the Company such other duties and functions as are hereinafter set forth and such other duties as may be necessary or appropriate in connection with its services as investment manager. HL Advisors shall, in all matters, give to the Company and its Board of Directors the benefit of its best judgment, effort, advice and recommendations and shall at all times conform to, and use its best efforts to enable the Company to conform to (i) the provisions of the Investment Company Act of 1940 (the "Investment Company Act") and any rules or regulations thereunder, (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Articles of Incorporation and By-Laws of the Company as amended from time to time; (iv) policies and determinations of the Board of Directors of the Company; (v) the fundamental policies and investment restrictions of the Company and Portfolios as reflected in the Company's registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Company's shareholders, and (vi) the Prospectus and Statement of Additional Information of the Company in effect from time to time. The appropriate officers and employees of HL Advisors shall be available upon reasonable notice for consultation with any of the Directors and officers of the Company with respect to any matters dealing with the business and affairs of the Company including the valuation of any of each Portfolios' securities which are either not registered for public sale or not being traded on any securities market.

    2.  Investment Management Services

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    (a)  HL Advisors shall, subject to the direction and control by the
Company's Board of Directors, (i) regularly provide investment advice and recommendations to each Portfolio with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of each Portfolio and the composition of its portfolio securities and determine what securities shall be purchased or sold by each Portfolio; and (iii) arrange, subject to the provisions of paragraph 5 hereof, for the purchase of securities and other investments for each Portfolio and the sale of securities and other investments held in each Portfolio.

    (b) HL Advisors shall provide such economic and statistical data relating to each Portfolio and such information concerning important economic, political and other developments as HL Advisors shall deem appropriate or as shall be requested by the Company's Board of Directors.

    3.  Administrative Services.

        In addition to the performance of investment advisory services, HL Advisors shall perform the following services in connection with the management of the Company:

    (a) assist in the supervision of all aspects of the Company's operation, including the coordination of all matters relating to the functions of the custodian, transfer agent or other shareholder servicing agents (if any), accountants, attorneys and other parties performing services or operational functions for the Company;

    (b) provide the Company with the services of persons, who may be HL Advisors' officers or employees, competent to serve as officers of the Company and to perform such administrative and clerical functions as are necessary in order to provide effective administration for the Company, including the preparation and maintenance of required reports, books and records of the Company; and

    (c) provide the Company with adequate office space and related services necessary for its operations as contemplated in this Agreement.

    4.  Sub-Advisers and Sub-Contractors.

        HL Advisors, upon approval of the Board of Directors, may engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940, to act as sub-adviser to provide, with respect to existing and future Portfolios of the Company, some or all of the services set forth in Sections 2 and 5 of this Agreement. Such sub-adviser shall assume such responsibilities and obligations of HL Advisors pursuant to this Investment Management Agreement as shall be delegated to the sub-adviser or sub-advisers; PROVIDED, HOWEVER, that any discretionary investment decisions made by a sub-adviser on behalf of any of the Portfolios shall be subject to approval or ratification by HL Advisors, and, notwithstanding any delegation of responsibilities and obligations to a sub-adviser, HL Advisors shall retain the right, in its discretion, to make investment decisions for each Portfolio. Any appointment of a sub-adviser and assumption of responsibilities and obligations of HL Advisors by such sub-adviser shall be subject to approval by the Board of Directors of the Fund and, to the extent (if any) required by law, by the shareholders of the Portfolio. Any appointment of a sub-adviser for a Portfolio pursuant hereto shall in no way limit or diminish HL Advisors' obligations and responsibilities under this Investment Management Agreement, and HL Advisors shall be responsible for monitoring compliance by the sub-adviser(s) with the investment policies, restrictions, and limitations on the Portfolio, and will also be responsible for ensuring that the Portfolios are managed in a way so that: (1) they meet the requirements of Subchapter M of the Internal Revenue Code to be taxed

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as a regulated investment company; and (2) they comply with the provisions of
Section 817(h) of the Internal Revenue Code, and the regulations promulgated thereunder.

        In addition, HL Advisors may subcontract for any of the administrative services listed in Section 3.

    5.  Brokerage Transactions.

        When placing orders for the purchase or sale of a Portfolio's securities, HL Advisors or any sub-adviser approved in accordance with Section 4 of this Agreement shall use its best efforts to obtain the best net security price available for a Portfolio. Subject to and in accordance with any directions which the Board of Directors may issue from time to time, HL Advisors or the sub-adviser, if applicable, may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if HL Advisors or the sub-adviser, if applicable, determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or HL Advisors' or the sub-adviser's overall responsibilities with respect to a Portfolio and other advisory clients. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. HL Advisors or the sub-adviser will promptly communicate to the Board of Directors such information relating to portfolio transactions as the Board may reasonably request.

    6.  Expenses.

        Expenses to be paid by the Company, include, but are not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) premium for fidelity and other insurance coverage requisite to the Company's operations; (iv) the fees and expenses of its non-interested directors; (v) legal, audit and fund accounting expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) fees and expenses related to the registration under federal and state securities laws of shares of the Company for public sale; (ix) expenses of printing and mailing prospectuses, reports, notices and proxy material to shareholders of the Company; (x) all other expenses incidental to holding meetings of the Company's shareholders; and
(xi) such extraordinary non-recurring expenses as may arise, including litigation affecting the Company and any obligation which the Company may have to indemnify its officers and Directors with respect thereto. Any officer or employee of HL Advisors or of any entity controlling, controlled by or under common control with HL Advisors, who may also serve as officers, directors or employees of the Company shall not receive any compensation from the Company for their services.

    7.  Compensation of HL Advisors.

        As compensation for the services rendered by HL Advisors, each Portfolio shall pay to HL Advisors as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Portfolio:

                                                                                                     INVESTMENT
                                                                                                    ADVISORY AND
                 SERIES                             AVERAGE NET ASSETS                             MANAGEMENT FEE
                 ------                             ------------------                             --------------
Hartford Multisector Bond HLS                  For the first $100 million                               .75%

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
                                                                                                     INVESTMENT
                                                                                                    ADVISORY AND
                 SERIES                             AVERAGE NET ASSETS                             MANAGEMENT FEE
                 ------                             ------------------                             --------------
Fund                                           For assets over $100 million                             .65%
Hartford American Leaders HLS Fund             For the first $35 million                                .90%
                                               $35 million - $100 million                               .75%
                                               For assets over $100 million                             .65%
Hartford Value Opportunities HLS Fund          For the first $100 million                               .70%
                                               For assets over $100 million                             .60%
Hartford Capital Opportunities HLS Fund        For the first $200 million                               .90%
                                               $200 million - $500 million                              .85%
                                               For assets over $500 million                             .80%
Hartford Blue Chip Stock HLS Fund              For the first $100 million                               .90%
                                               For assets over $100 million                             .85%
Hartford Blue Chip Stock II HLS Fund           For the first $200 million                               .95%
                                               For assets over $200 million                             .90%
Hartford MidCap Stock HLS Fund                 For the first $100 million                               .90%
                                               For the next $150 million                                .85%
                                               For assets over $250 million                             .80%
Hartford SmallCap Value HLS Fund               For the first $50 million                                .90%
                                               For assets over $50 million                              .85%
Hartford Global Equity HLS Fund                For the first $200 million                              1.00%
                                               $200 million - $500 million                              .95%
                                               For assets over $500 million                             .90%
Hartford Investors Growth HLS Fund             For the first $200 million                               .90%
                                               $200 million - $500 million                              .85%
                                               For assets over $500 million                             .80%
Hartford Growth Opportunities HLS Fund         For the first $100 million                               .70%
                                               For assets over $100 million                             .60%
Hartford SmallCap Growth HLS Fund              For the first $100 million                               .70%
                                               For assets over $100 million                             .60%

        HL Advisors, or an affiliate of HL Advisors, may agree to subsidize any of the Portfolios to any level that HL Advisors, or any such affiliate, may specify. Any such undertaking may be modified or discontinued at any time.

        If it is necessary to calculate the fee for a period of time which is less than a month, then the fee shall be (i) calculated at the annual rates provided above but prorated for the number of days elapsed in the month in question as a percentage of the total number of days in such month, (ii) based upon the average of the Portfolio's daily net asset value for the period in question, and (iii) paid within a reasonable time after the close of such period.

    8.  Liability of HL Advisors.

        HL Advisors shall not be liable for any loss or losses sustained by reason of any investment including the purchase, holding or sale of any security, or with respect to the administration of the Company, as long as HL Advisors shall have acted in good faith and with due care; provided, however, that no provision in this Agreement shall be deemed to protect HL Advisors against any liability to the Company or its shareholders by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

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    9.  Duration of Agreement.

    (a) This Agreement shall be effective on April 30, 2002 and shall continue in effect through June 3, 2003. This Agreement, unless sooner terminated in accordance with 8(b) below, shall continue in effect from year to year thereafter provided that its continuance is specifically approved at least annually (1) by a vote of a majority of the members of the Board of Directors of the Company or by a vote of a majority of the outstanding voting securities of each Portfolio, and (2) in either event, by the vote of a majority of the members of the Company's Board of Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on this Agreement.

    (b) This Agreement (1) may be terminated at any time without the payment of any penalty either by a vote of a majority of the members of the Board of Directors of the Company or by a vote of a majority of the Portfolio's outstanding voting securities, on sixty days' prior written notice to HL Advisors; (2) shall immediately terminate in the event of its assignment and
(3) may be terminated by HL Advisors on sixty days' prior written notice to the Portfolio, but such termination will not be effective until the Portfolio shall have contracted with one or more persons to serve as a successor investment adviser for the Portfolio and such person(s) shall have assumed such position.

    (c) As used in this Agreement, the terms "assignment", "interested person" and "vote of majority of the Company's outstanding voting securities" shall have the meanings set forth for such terms in the 1940 Act, as amended.

    (d) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party to this Agreement to whom such notice is to be given at such party's current address.

    10. Other Activities.

        Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of HL Advisors to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of HL Advisors to engage in any other business or to render services of any kind to any other corporation, firm individual or association.

    11. Additional Series.

        The amendment of this Agreement for the sole purpose of adding one or more Portfolios shall not be deemed an amendment affecting an already existing Portfolio and requiring the approval of shareholders of that Portfolio.

    12. Invalid Provisions.

        If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

    13. Governing Law.

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        To the extent that federal securities laws do not apply, this Agreement and all performance hereunder shall be governed by the laws of the State of Connecticut which apply to contracts made and to be performed in the State of Connecticut.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 30th day of April, 2002.


                                            HL INVESTMENT ADVISORS, LLC.


                                            /s/ David M. Znamierowski
                                            -------------------------
                                            By:      David M. Znamierowski
                                            Title:   Senior Vice President


                                            HARTFORD HLS SERIES FUND II, INC.
                                            on behalf of its series listed on
                                            Attachment A


                                            /s/ David M. Znamierowski
                                            -------------------------
                                            By:      David M. Znamierowski
                                            Title:   President

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                                  ATTACHMENT A

The following series of Hartford HLS Series Fund II, Inc. are made a party to this agreement:

        Hartford American Leaders HLS Fund
        Hartford Blue Chip Stock HLS Fund
        Hartford Blue Chip Stock II HLS Fund
        Hartford Capital Opportunities HLS Fund
        Hartford Global Equity HLS Fund
        Hartford Growth Opportunities HLS Fund
        Hartford Investors Growth HLS Fund
        Hartford MidCap Stock HLS Fund
        Hartford Multisector Bond HLS Fund
        Hartford SmallCap Growth HLS Fund
        Hartford SmallCap Value HLS Fund
        Hartford Value Opportunities HLS Fund


Dated: As of April 30, 2002